UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007 (April 12, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Other Events

Item 1.01	Entry into a Material Definitive Agreement

On April 12, 2007, GateHouse Media, Inc. (the “Company”) signed a definitive asset purchase agreement (the “Purchase Agreement”) to acquire 4 daily newspapers from Gannett Co., Inc. (“Gannett”) for a purchase price of $410 million. The parties to the agreement are GateHouse Media Illinois Holdings, Inc., as purchaser, the Company, Gannett Satellite Information Network, Inc., Gannett River States Publishing Corporation, Pacific and Southern Company, Inc., Federated Publications, Inc., Media West –GSI, Inc., and Media West – GRS, Inc., as sellers. The Company intends to finance the acquisition with a combination of common equity and debt financing. On April 12, 2007, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the signing of the Purchase Agreement. Other than the Purchase Agreement, there are no material relationships between the Company and Gannett or any of their respective affiliates.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: April 13, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated April 12, 2007